Exhibit 99.5

EQT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 22, 2023 (the Closing Date), EQT Corporation and subsidiaries (EQT or the Company) completed its acquisition (the Acquisition) of the upstream assets from THQ Appalachia I, LLC (the Upstream Seller) and the gathering and processing assets from THQ-XcL Holdings I, LLC (the Midstream Seller and, together with the Upstream Seller, the Sellers) through the acquisition of all of the issued and outstanding membership interests of each of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC pursuant to the Amended and Restated Purchase Agreement, dated December 23, 2022 (as amended, the Purchase Agreement), by and among EQT Corporation, EQT Production Company (a wholly-owned indirect subsidiary of EQT), the Upstream Seller, the Midstream Seller and the subsidiaries of the Sellers named on the signature pages thereto.

The purchase price for the Acquisition consisted of 49,599,796 shares of EQT Corporation common stock and approximately $2.4 billion in cash, subject to customary post-closing adjustments. The Company funded the cash portion of the consideration with $1.25 billion of borrowings under its term loan facility (Term Loan Facility), $1.0 billion of cash on hand (including a portion of the proceeds from its October 4, 2022 issuance of senior unsecured notes) and the $150 million cash deposit for the Acquisition previously placed in escrow.

The following unaudited pro forma condensed combined financial statements (the pro forma financial statements) have been prepared to reflect the effects of the Acquisition on the consolidated financial statements of EQT and are derived from:

•	the historical audited and unaudited financial statements of EQT;

•	the historical audited and unaudited financial statements of the Upstream Seller, which includes the accounts of the subsidiaries acquired by the Company in the Acquisition (the Upstream Companies); and

•	the historical audited and unaudited financial statements of the Midstream Seller, which includes the accounts of the subsidiaries acquired by the Company in the Acquisition (the Midstream Companies).

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of EQT would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the audited consolidated financial statements and accompanying notes of EQT contained in EQT's Annual Report on Form 10-K for the year ended December 31, 2022;

•	the audited consolidated financial statements and accompanying notes of the Upstream Seller and the Midstream Seller for the year ended December 31, 2022, which are filed exhibits to the Current Report on Form 8-K filed by EQT on May 3, 2023;

•	the unaudited condensed consolidated financial statements and accompanying notes of EQT contained in EQT's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023; and

•	the unaudited condensed consolidated financial statements and accompanying notes of the Upstream Seller and the Midstream Seller as of and for the six months ended June 30, 2023, which are filed exhibits to Amendment No. 1 to the Current Report on Form 8-K/A to which this exhibit also forms a part (the Form 8-K/A).

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2023

	EQT Historical	Upstream Seller Historical	Midstream Seller Historical	Pro Forma Adjustments		Pro Forma Combined

			(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,215,492	$30,259	$3,513	$(2,403,301)	(a)	$212,191
				(33,772)	(c)
				150,000	(f)
				1,250,000	(l)
Accounts receivable, net	475,211	113,336	24,290	(19,101)	(f)	542,964
				(44,169)	(a)
				(224)	(c)
				10,341	(a)
				(16,720)	(g)
Derivative instruments, at fair value	683,612	194,746	—	5,815	(b)	835,202
				(48,971)	(c)
Prepaid expenses and other	51,254	909	1,107	—		53,270
Total current assets	2,425,569	339,250	28,910	(1,150,102)		1,643,627

Property, plant and equipment	28,299,959	2,677,106	739,078	1,125,760	(a)	32,841,903
Less: Accumulated depreciation and depletion	9,976,460	720,622	110,606	(831,228)	(a)	9,976,460
Net property, plant and equipment	18,323,499	1,956,484	628,472	1,956,988		22,865,443

Other assets	524,409	36,813	1,660	(5,815)	(b)	372,334
				(13,668)	(c)
				(13,942)	(c)
				(150,000)	(f)
				(7,123)	(l)
Total assets	$21,273,477	$2,332,547	$659,042	$616,338		$24,881,404

	EQT Historical	Upstream Seller Historical	Midstream Seller Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands)
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$413,917	$—	$—	$—		$413,917
Accounts payable	1,049,895	135,031	24,141	52,267	(a)	1,163,868
				234	(b)
				(6,291)	(c)
				(64,893)	(a)
				(19,101)	(f)
				9,305	(a)
				(16,720)	(g)
Derivative instruments, at fair value	485,224	249,929	—	(246,893)	(c)	488,260
Other current liabilities	233,790	174,799	575	(23,184)	(b)	247,988
				(150,022)	(c)
				12,030	(h)
Total current liabilities	2,182,826	559,759	24,716	(453,268)		2,314,033

Credit facility borrowings	—	522,542	167,515	(690,057)	(c)	—
Term Loan Facility borrowings	—	—	—	1,242,877	(l)	1,242,877
Senior notes	4,172,232	—	—	—		4,172,232
Note payable to EQM Midstream Partners, LP	85,404	—	—	—		85,404
Deferred income taxes	1,877,584	—	—	(1,014)	(i)	1,876,570
Other liabilities and credits	910,403	67,283	1,085	48,860	(a)	1,003,645
				22,950	(b)
				(46,936)	(c)
Total liabilities	9,228,449	1,149,584	193,316	123,412		10,694,761

Equity:
Total common shareholders' equity	12,005,772	1,182,963	465,726	2,152,631	(a)	14,147,387
				(1,659,705)	(i)
Noncontrolling interest in consolidated subsidiaries	39,256			—		39,256
Total equity	12,045,028	1,182,963	465,726	492,926		14,186,643
Total liabilities and equity	$21,273,477	$2,332,547	$659,042	$616,338		$24,881,404

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2023

	EQT Historical	Upstream Seller Historical	Midstream Seller Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$2,678,683	$376,753	$—	$—		$3,055,436
Gain on derivatives	989,238	137,841	—	1,512	(c)	1,128,591
Net marketing services and other	11,901	928	(90)	63,518	(b)	15,175
				(61,082)	(g)
Midstream	—	—	47,379	(47,379)	(b)	—
Processing	—	—	16,139	(16,139)	(b)	—
Total operating revenues	3,679,822	515,522	63,428	(59,570)		4,199,202
Operating expenses:
Transportation and processing	1,038,146	91,536	—	(60,806)	(g)	1,068,876
Production	102,978	38,813	—	12,617	(b)	150,956
				(3,452)	(d)
Exploration	2,155	4,931	—	(4,931)	(b)	2,155
Selling, general and administrative	112,057	37,445	10,495	(580)	(c)	151,347
				(8,070)	(b)
Depreciation and depletion	783,369	120,791	16,938	31,620	(e)	952,718
Loss (gain) on sale/exchange of long-lived assets	16,303	(1,009)	—	—		15,294
Impairment and expiration of leases	15,871	—	—	4,931	(b)	20,802
Other operating expenses	33,056	—	—	8,070	(b)	41,126
Midstream operating	—	276	9,956	(10,232)	(b)	—
Processing operating	—	—	2,661	(2,661)	(b)	—
Total operating expenses	2,103,935	292,784	40,049	(33,494)		2,403,274
Operating income	1,575,887	222,738	23,378	(26,076)		1,795,927
Income from investments	(5,856)	—	—	—		(5,856)
Dividend and other income	(737)	—	(37)	—		(774)
Gain on debt extinguishment	(1,144)	—	—	—		(1,144)
Interest expense, net	86,429	21,511	7,066	(28,577)	(c)	131,335
				44,906	(l)
Income before income taxes	1,497,195	201,227	16,349	(42,405)		1,672,366
Income tax expense	344,828	—	—	47,851	(k)	392,679
Net income	1,152,367	201,227	16,349	(90,256)		1,279,687
Less: Net income attributable to noncontrolling interests	445	—	—	—		445
Net income attributable to EQT Corporation	$1,151,922	$201,227	$16,349	$(90,256)		$1,279,242
Income per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	361,721					361,721
Net income attributable to EQT Corporation	$3.18					$3.54
Diluted:
Weighted average common stock outstanding	393,435					393,435
Net income attributable to EQT Corporation	$2.94					$3.26

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	EQT Historical	Upstream Seller Historical	Midstream Seller Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$12,114,168	$1,688,665	$—	$—		$13,802,833
Loss on derivatives	(4,642,932)	(880,111)	—	994,222	(c)	(4,528,821)
Net marketing services and other	26,453	1,313	2	121,740	(b)	35,472
				(114,036)	(g)
Midstream	—	—	89,868	(89,868)	(b)	—
Processing	—	—	31,872	(31,872)	(b)	—
Total operating revenues	7,497,689	809,867	121,742	880,186		9,309,484
Operating expenses:
Transportation and processing	2,116,976	192,890	—	(114,036)	(g)	2,195,830
Production	300,985	132,350	—	22,997	(b)	449,804
				(6,528)	(d)
Exploration	3,438	16,455	—	(16,455)	(b)	3,438
Selling, general and administrative	252,645	19,961	12,595	(977)	(c)	277,814
				(6,410)	(b)
Depreciation and depletion	1,665,962	206,738	31,321	103,911	(e)	2,007,932
(Gain) loss on sale/exchange of long-lived assets	(8,446)	229	—	—		(8,217)
Impairment of contract asset	214,195	—	—	—		214,195
Impairment and expiration of leases	176,606	—	—	16,455	(b)	193,061
Other operating expenses	57,331	—	—	6,410	(b)	75,771
				12,030	(h)
Midstream operating	—	—	18,202	(18,202)	(b)	—
Processing operating	—	—	4,795	(4,795)	(b)	—
Total operating expenses	4,779,692	568,623	66,913	(5,600)		5,409,628
Operating income	2,717,997	241,244	54,829	885,786		3,899,856
Loss from investments	4,931	—	—	—		4,931
Dividend and other income	(11,280)	(19)	—	—		(11,299)
Loss on debt extinguishment	140,029	—	—	—		140,029
Interest expense	249,655	31,998	8,620	(33,976)	(c)	361,944
				(6,642)	(j)
				112,289	(l)
Income before income taxes	2,334,662	209,265	46,209	814,115		3,404,251
Income tax expense	553,720	—	—	275,523	(k)	829,243
Net income	1,780,942	209,265	46,209	538,592		2,575,008
Less: Net income attributable to noncontrolling interests	9,977	—	—	—		9,977
Net income attributable to EQT Corporation	$1,770,965	$209,265	$46,209	$538,592		$2,565,031
Income per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	370,048					370,048
Net income attributable to EQT Corporation	$4.79					$6.93
Diluted:
Weighted average common stock outstanding	406,495					406,495
Net income attributable to EQT Corporation	$4.38					$6.33

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.            Basis of Presentation

The pro forma financial statements have been prepared to reflect the effects of the Acquisition on the consolidated financial statements of EQT. The unaudited pro forma condensed combined balance sheet (the pro forma balance sheet) is presented as if the Acquisition had occurred on June 30, 2023. The unaudited pro forma condensed combined statements of operations (the pro forma statements of operations) for the six months ended June 30, 2023 and for the year ended December 31, 2022 are presented as if the Acquisition had occurred on January 1, 2022. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquisition.

The pro forma financial statements have been prepared using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification (ASC) 805, with EQT treated as the acquirer. The pro forma adjustments have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the Closing Date of the Acquisition. Differences between these estimates and the final purchase price allocation may have a material impact on the accompanying pro forma financial statements.

The Upstream Seller and the Midstream Seller historical amounts have been derived from the audited and unaudited financial statements of the Upstream Seller and the Midstream Seller, respectively, which were filed as exhibits to the Form 8-K/A or incorporated by reference therein. Certain historical amounts of the Upstream Seller and the Midstream Seller have been reclassified to conform to EQT's financial presentation. The pro forma adjustments include the removal of certain accounts of the Upstream Seller and the Midstream Seller to present the accounts of the Upstream Companies and the Midstream Companies, respectively, given that these accounts are not included in the Acquisition.

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of EQT would have been had the Acquisition occurred on the dates assumed nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

2.            Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain estimates and assumptions that EQT believes are reasonable. The actual effects of the Acquisition will differ from the pro forma adjustments. A general description of the pro forma adjustments is provided below.

(a)	Pro forma adjustments to reflect the estimated value of net consideration payable by EQT in the Acquisition as of June 30, 2023 and the adjustment of the historical book values of the assets and liabilities acquired as of June 30, 2023 to their estimated fair values. The table below represents the preliminary purchase price allocation to the assets acquired and liabilities assumed from the Upstream Companies and the Midstream Companies. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and the pro forma statements of operations. Certain information necessary to complete the purchase price allocation is not yet available, including, but not limited to, final appraisals of assets acquired and liabilities assumed in addition to certain post-closing changes in the purchase price adjustments calculated in accordance with the Purchase Agreement, which may increase or decrease the consideration. The final purchase price allocation will be determined when EQT has completed the detailed valuations and necessary calculations and any post-closing purchase price adjustments are completed. The final purchase price allocation will differ from these estimates and could differ materially from the preliminary purchase price allocation used in the pro forma adjustments.

Pursuant to the Purchase Agreement, consideration for the Acquisition consists of a base amount of (i) $2.6 billion in cash and (ii) 55 million shares of EQT Corporation common stock, plus or minus certain purchase price adjustments as defined in the Purchase Agreement. The purchase price adjustments, with the exception of the purchase price adjustments specifically related to the value of the acquired derivative instruments, which will be applied 100% to the cash consideration, will be applied evenly to the cash and stock consideration, with the adjustments to the stock consideration being determined by dividing 50% of the purchase price adjustments by $48.01. This calculation resulted in the issuance of approximately 49.6 million shares of EQT Corporation common stock valued at $2,153 million (based on the closing stock price as of August 22, 2023 of $43.40) and cash paid of $2,403 million after giving effect to approximately $456 million of certain net purchase price adjustments. The effective date of the Acquisition is July 1, 2022.

Preliminary Purchase Price Allocation
(Thousands)
Consideration:
Equity	$2,152,631
Cash	2,403,301
Settlement of pre-existing relationships	(19,101)
Total consideration	$4,536,831

Fair value of assets acquired:
Accounts receivable, net	$67,753
Derivative instruments, at fair value	151,590
Prepaid expenses and other	2,016
Property, plant and equipment	4,541,944
Other assets	5,048
Amount attributable to assets acquired	$4,768,351

Fair value of liabilities assumed:
Accounts payable	$133,074
Derivative instruments, at fair value	3,036
Other current liabilities	2,168
Other liabilities and credits	93,242
Amount attributable to liabilities assumed	$231,520

The estimated fair value of property, plant and equipment to be acquired based on information available as of the preparation of the pro forma financial statements included the following:

Preliminary Purchase Price Allocation
(Thousands)
Natural gas and oil proved properties	$2,931,612
Natural gas and oil unproved properties	784,609
Other property, plant and equipment	825,723
Pro forma fair value of property, plant & equipment	$4,541,944

The pro forma fair value of natural gas properties acquired from the Upstream Companies was measured using valuation techniques that convert future cash flows into a single discounted amount. Significant inputs to the valuation of natural gas and oil properties include estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average cost of capital. NYMEX strip pricing as of August 22, 2023, adjusted for forward basis differentials, was used in determining the pro forma fair value of reserves at a discount rate of 9.4%, after adjustment for expenses.

The pro forma fair value of the midstream gathering systems, including the related compression assets, and the processing facilities acquired from the Midstream Companies (collectively the Midstream Assets) was measured primarily using the cost approach. Significant inputs to the valuation of the Midstream Assets include replacement costs for similar assets, relative age of the Midstream Assets and any potential economic or functional obsolescence associated with the Midstream Assets.

(b)	Pro forma reclassifications were made to conform to EQT's presentation, including:

i.	the reclassification of $5.8 million of other assets to derivative instruments, at fair value;

ii.	the reclassification of $23.2 million of other current liabilities and accounts payable ($0.2 million) to other liabilities and credits;

iii.	the reclassification of lease abandonment expense of $4.9 million and $16.5 million for the six months ended June 30, 2023 and year ended December 31, 2022, respectively, from exploration expense to impairment and expiration of leases;

iv.	the reclassification of $4.1 million and $4.0 million from the Upstream Seller and the Midstream Seller, respectively, for the six months ended June 30, 2023 and $3.3 million and $3.1 million from the Upstream Seller and the Midstream Seller, respectively, for the year ended December 31, 2022 from selling, general and administrative expense to other operating expenses;

v.	the reclassification of midstream and processing revenues to net marketing and other revenues; and

vi.	the reclassification of midstream operating and processing operating expenses to production expense.

(c)	Pro forma adjustments to eliminate certain accounts attributable to the Upstream Seller and the Midstream Seller, that EQT is not acquiring or assuming including:

i.	elimination of $30.3 million and $3.5 million of cash and cash equivalents from the Upstream Seller and the Midstream Seller, respectively;

ii.	elimination of $0.2 million of accounts receivable, net from the Upstream Seller;

iii.	elimination of $49.0 million of current derivative instruments, at fair value, $13.7 million of non-current derivative instruments, at fair value (included in other assets), $246.9 million of current derivative instruments, at fair value, and $46.9 million of non-current derivative instruments, at fair value (included in other liabilities and credits) from the Upstream Seller;

iv.	elimination of $13.9 million of restricted cash (included in other assets) from the Upstream Seller;

v.	elimination of $5.5 million and $0.8 million of accounts payable from the Upstream Seller and the Midstream Seller, respectively;

vi.	elimination of $150.0 million of other current liabilities from the Upstream Seller;

vii.	elimination of $522.5 million and $167.5 million of credit facility borrowings from the Upstream Seller and the Midstream Seller, respectively;

viii.	elimination of $1.5 million of gain on derivatives from the Upstream Seller for the six months ended June 30, 2023 and $994.2 million of loss on derivatives from the Upstream Seller for the year ended December 31, 2022;

ix.	elimination of $0.6 million and $1.0 million of selling, general and administrative from the Midstream Seller for the six months ended June 30, 2023 and year ended December 31, 2022, respectively; and

x.	elimination of interest expense of $21.5 million and $7.1 million from the Upstream Seller and the Midstream Seller, respectively, for the six months ended June 30, 2023 and $32.0 million and $2.0 million from the Upstream Seller and the Midstream Seller, respectively, for the year ended December 31, 2022.

(d)	Pro forma adjustments to conform to EQT's accounting policy regarding the elimination of certain water-related lease operating expenses from production expense.

(e)	Pro forma adjustments to increase or decrease depreciation and depletion expense due to the following:

i.	the increase in the estimated fair value of property, plant and equipment and recalculation of the depletion rate;

ii.	the depreciation of gathering, compression, measurement, processing and water pipeline assets over useful lives in accordance with those used by EQT; and

iii.	the increase in accretion expense related to the higher asset retirement obligation liability, which was adjusted to reflect EQT's internal plugging cost estimates, discount rate and useful life estimates.

(f)	Pro forma adjustments to eliminate historical transactions between EQT and the Upstream Companies that would be treated as intercompany transactions on a consolidated basis, including:

i.	elimination of $19.1 million of accounts payable by EQT to the Upstream Companies for natural gas liquids sales as of June 30, 2023;

ii.	elimination of $19.1 million of accounts receivable, net from EQT to the Upstream Companies for natural gas liquids sales as of June 30, 2023; and

iii.	giving effect to the $150.0 million of other assets related to EQT's deposit for the Acquisition, which was previously paid and placed in escrow pursuant to the Purchase Agreement but is included as part of cash consideration within the preliminary purchase price allocation described in (a) above.

(g)	Pro forma adjustments to eliminate historical transactions between the Upstream Companies and the Midstream Companies that would be treated as intercompany transactions on a consolidated basis by EQT, including:

i.	elimination of $61.1 million and $114.0 million of transportation and processing expenses of the Upstream Companies for the six months ended June 30, 2023 and year ended December 31, 2022, respectively, related to volumes gathered by the Midstream Companies, including $16.7 million of accounts payable as of June 30, 2023; and

ii.	elimination of $61.1 million and $114.0 million of net marketing services and other revenues of the Midstream Companies for the six months ended June 30, 2023 and year ended December 31, 2022, respectively, related to volumes gathered on behalf of the Upstream Companies, including $16.7 million of accounts receivable, net as of June 30, 2023.

(h)	Pro forma adjustment for transaction costs related to the Acquisition of $12.0 million accrued as of June 30, 2023 and $12.0 million recognized during the year ended December 31, 2022. Such costs include underwriting, banking, accounting and legal fees (including legal fees related to compliance of regulatory requirements of the U.S. Federal Trade Commission).

(i)	Pro forma adjustment to:

i.	eliminate $1,183.0 million and $465.7 million of historical equity of the Upstream Seller and the Midstream Seller, respectively;

ii.	give effect to the $12.0 million of accrued transaction costs described in (h) above to retained earnings; and

iii.	give effect to the $0.6 million decrease and $1.6 million increase of deferred income tax adjustments of the Upstream Seller and the Midstream Seller, respectively, described in (k) below to retained earnings.

(j)	Pro forma adjustment to eliminate historical interest expense for the year ended December 31, 2022 on the Midstream Companies that was paid to the Midstream Seller for intercompany debt that is not being assumed by EQT in the Acquisition.

(k)	Pro forma income tax adjustments included in the pro forma statements of operations and pro forma balance sheet reflect the income tax effects of the historical information of the Upstream Companies and the Midstream Companies as well as the income tax effects of the pro forma adjustments presented herein. The pro forma income tax adjustments related to the historical information of the Upstream Companies and the Midstream Companies are made to conform such historical information, which have been derived from a non-taxable flow through structure, to EQT's taxable corporate structure. The statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income was used to tax effect the pro forma adjustments. The pro forma statements of operations also reflect the following nonrecurring adjustments to arrive at a deferred income taxes balance of $1,876.6 million in the pro forma balance sheet:

i.	income tax expense of $15.3 million due to remeasurement of deferred income taxes to reflect the combined state apportionment rates; and

ii.	income tax benefit of $13.5 million due to a reduction of EQT's deferred tax valuation allowance. Since the Upstream Companies and the Midstream Companies will be included in EQT's consolidated tax return following the Acquisition, the resulting reversal of temporary differences included in deferred income taxes related to the Acquisition allows EQT to realize a portion of its state deferred tax assets that previously had a valuation allowance.

(l)	Pro forma adjustments to reflect the financing transactions, that were used to fund a portion of the cash consideration of the Acquisition:

i.	increase of $1,250.0 million in cash and cash equivalents, increase of $1,242.9 million in Term Loan Facility borrowings and decrease of $7.1 million of debt issuance costs recorded in other assets as of June 30, 2023;

ii.	increase in interest expense of $44.9 million and $89.8 million for the six months ended June 30, 2023 and year ended December 31, 2022, respectively, reflecting the interest that would have been incurred had the draw down of the Term Loan Facility been completed on January 1, 2022; and

iii.	increase in interest expense of $22.5 million for the year ended December 31, 2022, reflecting the additional interest that would have been incurred had the issuance of the $500 million aggregate principal of 5.700% Senior Notes due April 1, 2028 been completed on January 1, 2022.

The pro forma financial statements do not reflect any compensation-related adjustments as certain personnel matters are evolving and any recurring impact from compensation adjustments would not be factually supportable.

3.            Supplemental Pro Forma Natural Gas, NGLs and Crude Oil Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped, natural gas, natural gas liquids (NGLs) and crude oil reserves as of December 31, 2022, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2022. The pro forma reserve information set forth below gives effect to the Acquisition as if it had occurred on January 1, 2022.

The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the Acquisition taken place on January 1, 2022 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the “Risk Factors” section in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

For all tables presented, NGLs and crude oil were converted at a rate of one million barrels (MMbbl) to approximately six billion cubic feet (Bcf), except in the case of the Upstream Seller Historical NGLs, which were converted at a rate of one MMbbl to 3.9 Bcf.

	EQT Historical	Upstream Seller Historical	Pro Forma Combined
		(Bcfe)
Natural gas, NGLs and oil
Proved developed and undeveloped reserves:
Balance at January 1, 2022	24,961	3,362	28,323
Revision of previous estimates	(655)	(362)	(1,017)
Purchase of hydrocarbons in place	141	—	141
Extensions, discoveries and other additions	2,495	232	2,727
Production	(1,940)	(246)	(2,186)
Balance at December 31, 2022	25,002	2,986	27,988
Proved developed reserves:
Balance at January 1, 2022	17,218	1,439	18,657
Balance at December 31, 2022	17,513	1,548	19,061
Proved undeveloped reserves:
Balance at January 1, 2022	7,743	1,923	9,666
Balance at December 31, 2022	7,489	1,438	8,927

	EQT Historical	Upstream Seller Historical	Pro Forma Combined
		(Bcf)
Natural gas
Proved developed and undeveloped reserves:
Balance at January 1, 2022	23,524	2,834	26,358
Revision of previous estimates	(432)	(331)	(763)
Purchase of natural gas in place	141	—	141
Extensions, discoveries and other additions	2,434	232	2,666
Production	(1,842)	(205)	(2,047)
Balance at December 31, 2022	23,825	2,530	26,355
Proved developed reserves:
Balance at January 1, 2022	16,152	1,166	17,318
Balance at December 31, 2022	16,541	1,304	17,845
Proved undeveloped reserves:
Balance at January 1, 2022	7,372	1,668	9,040
Balance at December 31, 2022	7,284	1,226	8,510

	EQT Historical	Upstream Seller Historical	Pro Forma Combined
		(MMbbl)
NGLs
Proved developed and undeveloped reserves:
Balance at January 1, 2022	226	114	340
Revision of previous estimates	(34)	(3)	(37)
Purchase of NGLs in place	—	—	—
Extensions, discoveries and other additions	10	—	10
Production	(15)	(8)	(23)
Balance at December 31, 2022	187	103	290
Proved developed reserves:
Balance at January 1, 2022	170	57	227
Balance at December 31, 2022	155	55	210
Proved undeveloped reserves:
Balance at January 1, 2022	56	57	113
Balance at December 31, 2022	32	48	80

	EQT Historical	Upstream Seller Historical	Pro Forma Combined
		(MMbbl)
Oil
Proved developed and undeveloped reserves:
Balance at January 1, 2022	14	14	28
Revision of previous estimates	(3)	(3)	(6)
Purchase of oil in place	—	—	—
Extensions, discoveries and other additions	—	—	—
Production	(1)	(2)	(3)
Balance at December 31, 2022	10	9	19
Proved developed reserves:
Balance at January 1, 2022	8	8	16
Balance at December 31, 2022	7	5	12
Proved undeveloped reserves:
Balance at January 1, 2022	6	6	12
Balance at December 31, 2022	3	4	7

The following table summarizes the pro forma standard measure of discounted future net cash flows from natural gas and crude oil reserves as of December 31, 2022:

	EQT Historical	Upstream Seller Historical	Pro Forma Adjustments	Pro Forma Combined

	(Thousands)
Future cash inflows	$140,032,653	$17,952,071	$—	$157,984,724
Future production costs	(22,801,652)	(2,146,557)	—	(24,948,209)
Future development costs	(3,244,211)	(921,565)	—	(4,165,776)
Future income tax expenses	(26,375,241)	—	(2,901,143)	(29,276,384)
Future net cash flow	87,611,549	14,883,949	(2,901,143)	99,594,355
10% annual discount for estimated timing of cash flows	(47,547,025)	(7,524,245)	1,450,690	(53,620,580)
Standardized measure of discounted future net cash flows	$40,064,524	$7,359,704	$(1,450,453)	$45,973,775

The following table summarizes the changes in the pro forma standard measure of discounted future net cash flows from natural gas and crude oil reserves for the year ended December 31, 2022:

	EQT Historical	Upstream Seller Historical	Pro Forma Adjustments	Pro Forma Combined

	(Thousands)
Net sales and transfers of natural gas and oil produced	$(9,696,207)	$(1,346,919)	$—	$(11,043,126)
Net changes in prices, production and development costs	35,353,172	3,656,996	—	39,010,168
Extensions, discoveries and improved recovery, net of related costs	1,798,851	—	—	1,798,851
Development costs incurred	902,925	589,033	—	1,491,958
Net purchase of minerals in place	280,233	—	—	280,233
Revisions of previous quantity estimates	(299,423)	(260,831)	—	(560,254)
Accretion of discount	1,728,112	443,373	—	2,171,485
Net change in income taxes	(7,233,051)	—	(1,450,453)	(8,683,504)
Timing and other	(51,212)	(155,681)	—	(206,893)
Net (decrease) increase	22,783,400	2,925,971	(1,450,453)	24,258,918
Balance at January 1, 2022	17,281,124	4,433,733	—	21,714,857
Balance at December 31, 2022	$40,064,524	$7,359,704	$(1,450,453)	$45,973,775